Exhibit 10.22

AUSTRALIAN ADDENDUM

ACTIVISION, INC.

2007 INCENTIVE PLAN

1.            PURPOSE

This addendum (the “Australian Addendum”) to the Activision, Inc. 2007 Incentive Plan (the “Activision Incentive Plan”) is adopted to set forth certain rules which, together with those provisions of the Activision Incentive Plan which are supplemented by this Australian Addendum, will:

(a)                               govern the operation of the Australian Plan (as defined below) with respect to the grant of Awards (as defined below) to Australian Offerees (as defined below), and

(b)                              ensure compliance of the Australian Plan with ASIC Class Order 03/184 (the “Class Order”), relevant provisions of the Corporations Act 2001 and ASIC Regulatory Guide 49.

In the event of any conflict between these provisions and the Activision Incentive Plan, these provisions shall prevail.

2.            DEFINITIONS

Except as set out below, any capitalized term used herein shall have the meaning ascribed to such term in the Activision Incentive Plan.

For the purposes of this Australian Addendum:

“ASIC” means the Australian Securities and Investments Commission;

“Associated Body Corporate” means (as determined in accordance with the Corporations Act 2001):

(a)          a body corporate that is a related body corporate of the Company; or

(b)          a body corporate that has voting power in the Company of not less than 20%; or

(c)          a body corporate in which the Company has voting power of not less than 20%;

“Australian Offeree” means any person to whom an offer or invitation of Common Shares, Stock Options, Restricted Share Units and/or other Awards is made in Australia under the Australian Plan;

“Australian Subsidiary” means each Australian Associated Body Corporate of the Company whose employees have been designated to participate in the Australian Plan;

“Award” means any Stock Option, SAR, Performance Share, Performance Unit, Restricted Share or Restricted Share Unit as defined under the Activision Incentive Plan;

“Offer” means an offer made in Australia to Australian Offerees to acquire Common Shares under the terms of the Australian Plan; and

“Australian Plan” means the Activision Incentive Plan, as supplemented for implementation in Australia by the Australian Addendum.

3.            FORM OF AWARDS GOVERNED BY THIS ADDENDUM

This Australian Addendum governs the grant of Awards in Australia under the Australian Plan.  Other awards contemplated by the Activision Incentive Plan will not be granted under this Addendum.  All Awards will be granted to Australian Offerees at no cost to them.

4.            AUSTRALIAN OFFEREES

In Australia, an Offer may be extended only to Australian Offerees who at the time of the Offer are full- or part-time employees or directors of the Company or an Australian Subsidiary and who meet the eligibility requirements of the Australian Plan.

5.            NO CONTRIBUTION PLAN OR TRUST

An Offer under the Australian Plan must not involve a contribution plan and the Company may not make any offer, issue or sale under the Australian Plan through a trust.

6.            AUSTRALIAN OFFER DOCUMENT

6.1               Copy of Australian Plan

Any Offer made in Australia to participate in the Australian Plan must be in writing (the “Offer Document”) and such writing must set out the terms of the Offer and must include or be accompanied by a copy of the rules of the Australian Plan (or a summary thereof).  Where a summary of the Australian Plan is provided with the Offer, the Offer Document must include an undertaking that, during the period in which Awards may be granted or Common Shares may be acquired under the Australian Plan, the Company or its Australian Subsidiary will, within a reasonable period of time of an Australian Offeree so requesting, provide the Australian Offeree with a copy of the rules of the Australian Plan, without charge.  The Company must take reasonable steps to ensure that any Australian Offeree is given a copy of the Offer Document.

6.2                                              Australian Dollar Equivalent of Exercise Price (for Stock Options) or Issue Price (for other Awards)

For the Offer of Stock Options, the Offer Document must specify the Australian dollar equivalent of the Exercise Price as of the date of the Offer.

For the Offer of any other type of Award, the Offer Document must specify the Australian dollar equivalent of the issue price of the underlying Common Shares, the subject of the Offer Document (the “Issue Price”), if any, as of the date of the Offer.

6.3              Updated Pricing Information

The Offer Document must include an undertaking by the Company that, and an explanation of the way in which, the Company or its Australian Subsidiary will (during the Offer period and within a reasonable period of an Australian Offeree so requesting) make available to the Australian Offeree the following information:

(a)                                                 the Australian dollar equivalent of the current Market Value per Share as of the date of the Australian Offeree’s request; and

(b)                                                the Australian dollar equivalent of the Exercise Price or the Issue Price, as applicable, as of the date of the Australian Offeree’s request.

For the purposes of this clause 6.3 and as defined in Section 2(t) of the Activision Incentive Plan, the Market Value per Share means: as of a particular date, the closing price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then listed or quoted.  Please note that, for Australian tax purposes, market value is defined differently than Market Value per Share, as described in the applicable Offer Document.

6.4              Exchange Rate for Australian Dollar Equivalent of Exercise Price or Issue Price

For the purposes of clauses 6.2 and 6.3, the Australian / U.S. dollar exchange rate shall be calculated by reference to the relevant exchange rate published by an Australian bank no earlier than on the previous business day.

7.            LOAN OR FINANCIAL ASSISTANCE

If the Company or an Associated Body Corporate offers an Australian Offeree any loan or other financial assistance for the purpose of acquiring the Common Shares to which the Offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

8.            RESTRICTION ON CAPITAL RAISING: 5% LIMIT

In the case of any Offer that will involve the issue of Common Shares or a right to purchase or receive Common Shares, including Awards, the number of Common Shares that are the subject of the Offer under the Australian Plan, or to be received pursuant to an Award, when aggregated with:

(a)                                                 the number of Common Shares in the same class which would be issued to Australian Offerees were each outstanding Offer of Common Shares or Awards to acquire unissued Common Shares under the Australian Plan or any other employee share scheme of the Company, to be accepted or exercised (as the case may be); and

(b)                                                the number of Common Shares in the same class issued during the previous five (5) years pursuant to the Australian Plan or any other employee share scheme extended only to employees or directors of the Company or any Associated Body Corporate of the Company;

but not including any Offer made, Award granted or Common Shares issued by way of or as a result of:

(i)	an offer or invitation to a person situated at the time of receipt of the offer or invitation outside Australia; or

(ii)	an offer that was an excluded offer or invitation within the meaning of the Corporations Act 2001 as it existed prior to 13 March 2000; or

(iii)	an offer that did not require disclosure to investors because of section 708 of the Corporations Act 2001; or

(iv)	an offer that did not require a Product Disclosure Statement because of section 1012D of the Corporations Act 2001; or

(v)	an offer made under a disclosure document or a Product Disclosure Statement,

must not exceed five percent (5%) of the total number of issued Common Shares in that class of shares of the Company as at the time of the Offer.

9.            LODGING OF OFFER DOCUMENTS WITH ASIC

A copy of the Offer Document (which need not contain details of the Offer particular to the Australian Offeree such as the identity or entitlement of the Offeree) and each accompanying document must be filed with ASIC no later than seven (7) days after the first distribution of such documents to an Australian Offeree.

10.         COMPLIANCE WITH UNDERTAKINGS

The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document including the undertaking to provide updated pricing information on request.

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